UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2017

DSG GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53988	26-1134956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 - 5455 152nd Street

Surrey, British Columbia V3S 5A5, Canada

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (604) 575-3848

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

On September 19th, a convertible promissory note of $107,000 that carries an interest rate of 10%, matures on March 6, 2018, and grants a senior secured debt position became effective from its issuance date of September 6th, 2017. The note gives the holder a right to convert the principal to common shares. The conversion price (the “Conversion Price”) shall equal the lesser of the (i) lowest Trading Price (as defined below) during the previous twenty-five (25) Trading Day period ending on the latest complete Trading Day prior to the date of this Note and (ii) lowest Trading Price during the previous twenty-five (25) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date (the result of which shall mean the “Fixed Conversion Price”), provided,

The Conversion Price is subject to full ratchet anti-dilution in the event that the Company issues any common stock at a per share price lower than the Conversion Price (each a “Dilutive Price”) then in effect, provided, however, that Holder shall have the sole discretion in deciding whether to utilize such Dilutive Price instead of the Conversion Price otherwise in effect at the time of the respective conversion.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Senior Secured Convertible Promissory Note
99.2	Security Purchase Agreement
99.3	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSG

By:	/s/ Robert Silzer
Robert Silzer
Chief Executive Officer

Date: October 4, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Senior Secured Convertible Promissory Note
99.2	Security Purchase Agreement
99.3	Security Agreement